Exhibit 10.7.1

                                    Form of
                        Maine Yankee Atomic Power Company

                              Amendment No. 1
                                     to
                               POWER CONTRACT


       AMENDMENT, dated as of   March 1, 1983, between MAINE YANKEE
ATOMIC POWER COMPANY ("Maine Yankee"), a Maine corporation, and
                  (the "Purchaser") to the Power Contract, dated as of May 20, 1968, between Maine Yankee and the Purchaser.

                           W I T N E S S E T H

       WHEREAS, Maine Yankee has heretofore established a trust pursuant to an Indenture of Trust dated as of October 12, 1982 (the "Maine Yankee Trust") to make provision for financing the decommissioning of its Unit in accordance with the rules and regulations of the Nuclear Regulatory Commission (the "NRC") and to assure its financial ability to meet the obligations to the NRC, other applicable regulatory bodies, the general public and its customers in connection with said decommissioning, such trust to hold all payments made to it and any earnings thereon solely for the purpose of meeting such decommissioning expenses and thereafter for the benefit of the wholesale purchasers of power from Maine Yankee in accordance with the terms and conditions ordered by any governmental regulatory body having jurisdiction; and

       WHEREAS, in order to provide for the accrual of an appropriate fund for decommissioning the Unit at the end of its useful life, Maine Yankee and each of its other Sponsors are contemporaneously entering into Amendments which are identical to the Amendment except for the necessary changes in the names of the parties; and

       WHEREAS, pursuant to an Order (the "Order") issued by the Federal Energy Regulatory Commission ("FERC") on August 3, 1982 (Docket No. ER 82-15-000), Maine Yankee began collecting estimated costs of decommissioning the Unit through rates effective on November 1, 1981, which amounts have been paid into the Maine Yankee Trust except such amounts as are necessary to be used to pay federal and state income taxes on moneys collected as decommissioning charges unless and until it is ultimately determined that such moneys are not subject to tax.

       NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that the Power Contract is hereby amended as follows:

       1. Terms used herein and not defined shall have the meanings set forth in the Power Contract.

       2. The second paragraph of Section 7 is hereby amended to insert the clause "or, in the case of payments under clause (b) below, commencing on or after the date authorized by the Federal Energy Regulatory Commission ("FERC"), formerly the Federal Power Commission," and the clause "plus
(b) the Total Decommissioning Costs for the month with respect to the Unit," and to reletter the two final clauses, so that the entire paragraph reads as follows:

          "With respect to each month commencing on or after the plant completion date or, in the case of payments under clause (b) below, commencing on or after the date authorized by the Federal Energy Regulatory Commission ("FERC"), formerly the Federal Power Commission, the Purchaser will pay Maine Yankee an amount equal to the Purchaser's entitlement percentage of the sum of (a) Maine Yankee's total fuel costs for the month with respect to the Unit, plus (b) the Total Decommissioning Costs for the month with respect to the Unit, plus (c) Maine Yankee's total operating expenses for the month with respect to the Unit, plus (d) an amount equal to one-twelfth of the composite percentage for such month of the net Unit investment as most recently determined in accordance with this Section 7."

       3. Section 7 is further amended by inserting therein immediately preceding in the last paragraph thereof the following three paragraphs:

              "Total Decommissioning Costs" for any month shall mean the sum of (x) an amount equal to all accruals in such month to any reserve, as from time to time established by Maine Yankee and approved by its board of directors, to provide for the ultimate payment of the Decommissioning Expenses of the Unit plus
       (y) Decommissioning Tax Liability for such month. It is understood (i) that such funds may be held by Maine Yankee or, if required, by an independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with Section 21 hereof, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated Decommissioning Expenses, and (iii) that the use of the term "to decommission" herein encompasses compliance with all requirements (other than those relating to spent nuclear fuel) of the Nuclear Regulatory Commission or its successors (NRC) for permanent cessation of operation of a nuclear facility.

       "Decommissioning Expenses" shall include:

       (1) All costs and expenses of removing the Unit from service, including without limitation, dismantling, mothballing, removing radioactive material (excluding spent nuclear fuel) to temporary and/or permanent storage sites, decontaminating, restoring and supervising the site, and any costs and expenses incurred in connection with proceedings before governmental regulatory authorities relating to any authorization to decommission the Unit or remove the Unit from service;

       (2) All costs of labor and services, whether directly or indirectly incurred, including without limitation services of foremen, inspectors, supervisors, surveyors, engineers, security personnel, counsel, and accountants, performed or rendered in connection with the decommissioning of the Unit and the removal of the Unit from service, and all costs of materials, supplies, machinery, construction, equipment and apparatus acquired or used (including rental charges for machinery, equipment or apparatus hired) for or in connection with the decommissioning of the Unit and the removal of the Unit from service, and all administrative costs, including services of counsel and financial advisers, of any applicable independent trust or other separate fund; it being understood that any amount, exclusive of amounts received in respect of proceeds of insurance, realized by Maine Yankee as salvage on any machinery, construction equipment and apparatus, the cost of which was charged to Decommissioning Expense, shall be treated as a reduction of the amounts otherwise chargeable on account of the costs of decommissioning of the unit; and

       (3) All overhead costs applicable to the Unit during its decommissioning period, including without limiting the generality of the foregoing, taxes (other than taxes on or in respect of income), licenses, excises, and assessments, casualties, surety bond premiums and insurance premiums.

              "Decommissioning Tax Liability" for any month shall be an amount established by Maine Yankee and approved by its board of directors to meet possible income tax obligations, which amount shall not exceed: the amount to be included in the clause (x) portion of Total Decommissioning Costs for such month multiplied by a fraction whose numerator is equal to the combined highest statutory federal and state marginal income tax rate and whose denominator is equal to one minus the combined highest statutory federal and state marginal income tax rate. Maine Yankee will use its best efforts to obtain as promptly as possible favorable tax treatment of the payments for total decommissioning costs hereunder so that Decommissioning Tax Liability may be minimized.

              Without limiting the generality of the foregoing, any other amounts expended or to be paid with respect to decommissioning of the Unit or removal of the Unit from service shall constitute part of the Decommissioning Expenses if they are, or when paid will be, either (i) properly chargeable to any account related to decommissioning of a nuclear generating unit in accordance with the Uniform System or generally accepted accounting principles as then in effect, or (ii) properly chargeable to decommissioning of a nuclear generating unit in accordance with then applicable regulations of the NRC or FERC or any other regulatory agency having jurisdiction.

       4. A new Section 7A is hereby inserted therein immediately following Section 7 thereof as follows:

       "7A.   Decommissioning Fund

              Maine Yankee agrees to pay to, or cause to be paid to, the Maine Yankee Trust or any successor trust approved by the board of directors of Maine Yankee all funds collected hereunder for the express purpose of decommissioning the Unit or removing the Unit from service and further agrees that, after the tax consequences of decommissioning collections have been resolved, any funds collected hereunder to meet Decommissioning Tax Liability which are not used for that purpose will be refunded to Purchaser to the extent required by FERC."

       5. The last four lines of the first paragraph of Section 9 following clause (iii) thereof are hereby amended to read as follows:

       "then and in any such case, the Purchaser may cancel the provisions of this contract, except that in all cases other than those described in clause (ii) above, the provisions relating to the payment of Total Decommissioning Costs shall, whether or not the Unit is operated or operable and notwithstanding any earlier termination of the service life of the Unit, remain in full force and effect until January 1, 2003 or the completion of decommissioning, whichever is earlier. Such cancellation shall be effected by written notice given by the Purchaser to Maine Yankee. In the event of such cancellation, all continuing obligations of the parties (other than the obligations relating to the payment and application of Total Decommissioning Costs to the extent that such obligations remain in full force and effect pursuant to the second preceding sentence, but including the Purchaser's obligations to continue payments pursuant to clauses (a), (c) and (d) of the second paragraph of Section 7 hereof) shall cease forthwith. Any dispute as to the Purchaser's right to cancel this contract pursuant to the foregoing provisions shall be referred to arbitration in accordance with the provisions of Section 13.

       6.     A new Section 21 is inserted therein as follows:

       "21.   Amendments

              Upon authorization by Maine Yankee's board of directors of uniform amendments to all the sponsor power contracts, Maine Yankee shall have the right to amend the provisions of Section 7 hereof insofar as they relate to the amounts collectible by Maine Yankee pursuant to clause (b) of the second paragraph of
       Section 7 hereof or to the timing of such collections by serving an appropriate statement of such amendment upon the Purchaser and filing the same with FERC (or such other regulatory agency as may have jurisdiction in the premises) in accordance with the provisions of applicable laws and any rules and regulations thereunder, and the amendment shall thereupon become effective on the date specified therein, subject to any suspension order duly issued by such agency. All other amendments to this contract shall be by mutual agreement, evidenced by a written amendment signed by the parties hereto."

       This Amendment No. 1 shall become effective on                   ,
1983, subject to any suspension order duly issued by the Federal Energy Regulatory Commission.

       IN WITNESS WHEREOF, the parties have executed this amendment by their
respective officers duly authorized as of the          day of
               , 1983.

                                          MAINE YANKEE ATOMIC POWER COMPANY



                                          By
                                                        President


                                                     PURCHASER

                                          By